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                                                                    Exhibit 21.1




                 STEINWAY MUSICAL INSTRUMENTS, INC. AND SUBSIDIARIES
                            SUBSIDIARIES OF THE REGISTRANT



STEINWAY MUSICAL INSTRUMENTS, INC., a Delaware corporation

    THE SELMER COMPANY, INC., a Delaware corporation

         VINCENT BACH INTERNATIONAL, a corporation organized under the laws of the United Kingdom

         H & A SELMER, LTD., a corporation organized under the laws of Canada

         THE STEINWAY PIANO COMPANY, a Delaware corporation

              STEINWAY, INC., a Delaware corporation

              STEINWAY & SONS, a New York corporation

              BOSTON PIANO COMPANY, a Massachusetts corporation

              BOSTON PIANO GMBH, a corporation organized under the laws of
                   Germany

              S & B RETAIL, INC., a Delaware Corporation

              STEINWAY & SONS JAPAN, LTD., a corporation organized under the laws of Japan

         THE SMI TRUST, a Massachusetts business trust